CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Government Income Fund, John Hancock High Yield Bond Fund, and John Hancock Intermediate Government Fund (the portfolios in a series comprising the John Hancock Bond Trust) in the John Hancock Income Funds Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Government Income Fund, John Hancock High Yield Bond Fund, and the John Hancock Intermediate Government Fund Class A, B and C Shares Statements of Additional Information and to the inclusion in Post-Effective Amendment Number 49 to Registration Statement (Form N-1A, No. 2-66906) of our reports dated July 9, 2001 on the financial statements and financial highlights of John Hancock Government Income Fund, John Hancock High Yield Bond Fund and John Hancock Intermediate Government Fund.



                                                     /s/ERNST & YOUNG LLP
                                                     --------------------
                                                     ERNST & YOUNG LLP
Boston, Massachusetts
August 27, 2001